UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 14, 2008

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES

GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On May 14, 2008, The PNC Financial Services Group, Inc. (the “Corporation”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of several purchasers (collectively, “Underwriters”), pursuant to which the Corporation will sell to the Underwriters 500,000 depositary shares (the “Depositary Shares”) each representing a 1/10th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K, $1.00 par value, with a liquidation preference of $10,000 per share (equivalent to $1,000 per Depositary Share) (the “Series K Preferred Stock”). Each holder of a Depositary Share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series K Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series K Preferred Stock represented hereby (including dividend, voting, redemption and liquidation rights).

The transactions contemplated by the Underwriting Agreement are expected to close on May 21, 2008.

The aggregate offering price for the Series K Preferred Stock will be $500,000,000. The Depositary Shares will be offered and sold by Underwriters in a public offering pursuant to a Registration Statement on Form S-3 that was automatically effective when filed with the Securities and Exchange Commission on January 10, 2007, file number 333-139912. The offering of the Depositary Shares, including the Series K Preferred Stock, which is represented by the Depositary Shares, is more completely described in the preliminary prospectus supplement filed with the Securities and Exchange Commission on May 14, 2008. The aggregate proceeds received by the Corporation for the Series K Preferred Stock, net of underwriting commissions, will be $492,500,000.

Holders of the Series K Preferred Stock will be entitled to receive when, as and if declared by the Corporation’s Board of Directors or a duly authorized committee of the Board, non-cumulative cash dividends based on the liquidation preference at a per annum rate equal to (1) 8.25% for each dividend period from the original issue date of the Series K Preferred Stock, through but excluding, May 21, 2013 (the “Fixed Rate Period”), and (2) a per annum rate equal to three-month LIBOR plus 4.22%, for each dividend period from May 21, 2013 through the redemption date of the Series K Preferred Stock, if any (the “Floating Rate Period”). If declared by the Board of Directors or a duly authorized committee of the Board during the Fixed Rate Period, dividends will be payable on the Series K Preferred Stock semi-annually, in arrears, on May 21 and November 21 of each year, beginning on November 21, 2008. If declared by the Board or a duly authorized committee of the Board during the Floating Rate Period, dividends will be payable on the Series K Preferred Stock quarterly, in arrears, on August 21, November 21, February 21 and May 21 of each year, beginning on May 21, 2013.

Series K Preferred Stock will have a liquidation preference of $10,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made only to the extent of the Corporation’s assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any security ranking senior to the Series K Preferred Stock and pro rata as to the Series K Preferred Stock and any other shares of the Corporation’s stock ranking equally to such distribution.

Series K Preferred Stock will rank senior to the Corporation’s common stock, equally with the Corporation’s Series A, B, C and D Preferred Stock and Series H, I and J Preferred Stock (when issued) and at least equally with each other series of the preferred stock the Corporation may issue (except for any senior securities that may be issued with the requisite consent of the holders of the Series K Preferred Stock and all other parity stock), with respect to the payments of dividends and distributions of assets upon liquidation, dissolution or winding up.

The Series K Preferred Stock does not have any maturity date. The Series K Preferred Stock is not redeemable prior to May 21, 2013, and the Corporation is not required to redeem the Series K Preferred Stock. Accordingly, the Series K Preferred Stock will remain outstanding indefinitely, unless and until the Corporation decides to redeem it and receives prior approval of the Federal Reserve Board of Governors of the Federal Reserve System applicable to bank holding companies. The Series K Preferred Stock has no preemptive or conversion rights.

The Series K Preferred Stock will have no voting rights, except with respect to authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the Series K Preferred Stock and in the case of certain dividend non-payments.

A copy of Amendment No. 1 to the Corporation’s Amended and Restated Articles of Incorporation (the “Amendment”) authorizing the Series K Preferred Stock is attached to this Report as Exhibit 3.1.

Subject to certain exceptions for short-term and hedged positions, distributions on the Depositary Shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 70% dividends-received deduction.

The Corporation intends to use the proceeds from the sale of the Depositary Shares representing interests in the Series K Preferred Stock for general corporate purposes.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On May 14, 2008, the Executive Committee of the Corporation’s Board of Directors approved the Amendment. The Amendment, which took effect on May 15, 2008, authorized the Series K Preferred Stock. The newly authorized Series K Preferred Stock consists of 50,000 authorized shares, $1.00 par value. For more information about the terms of the Series K Preferred Stock, see the information set forth under Item 3.03, which information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.

May 16, 2008	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing
3.1	Amendment No. 1 to the Amended and Restated Articles of Incorporation with respect to the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K dated May 15, 2008	Filed herewith